Exhibit 99.1

CytoSorbents Announces Commercial Launch and Immediate Availability of CytoSorb To Treat Cytokine Storm In Many Latin American Countries As COVID-19 Cases Rise

CytoSorb is now distributed in a total of 65 countries throughout the world

MONMOUTH JUNCTION, N.J., June 24, 2020 - CytoSorbents Corporation (NASDAQ:CTSO), a critical care immunotherapy leader using its CytoSorb® blood purification technology to treat deadly inflammation in critically-ill and cardiac surgery patients around the world, announces the commercial launch and immediate availability of CytoSorb in nine Latin Amercian countries including Colombia, Argentina, Perú, Guatemala, Ecuador, Bolivia, the Dominican Republic, El Salvador, and Costa Rica. CytoSorb has been available in Panamá and Chile for many years, has recently received marketing approval in Mexico with initial sales, and is pending final registration in Brazil. CytoSorb is now distributed in a total of 65 countries worldwide. This expansion is particularly timely as Central and South American countries have become “intense zones” for COVID-19 transmission, according to the World Health Organization. In Latin American countries where CytoSorb is distributed, 2.1 million cases of COVID-19 have been reported to date, out of a total population of approximately 562 million, or approximately 0.4%, and a mortality rate of 4.6%. This compares to 2.4 million cases in the U.S. out of a total population of 331 million, or approximately 0.7%, and a mortality rate of 5.1%. Experts predict that COVID-19 will not stop until significant herd immunity develops with 60-70% of the world population either infected or vaccinated, suggesting the global pandemic is still in its early stages.

In Panamá, CytoSorb has been sold commercially for over three years in a wide range of applications. CytoSorb has been used to treat many critically-ill COVID-19 patients, and is specifically included in the Panamá COVID-19 treatment guidelines. Dr. Nicolás Hurtado, Nephrologist and Intensivist from the National Hospital of Panamá in Panamá City, stated, “We have had 12 critical patients with COVID-19 on CytoSorb therapy and most of them responded positively. CytoSorb is a weapon we regularly use on our patients when we see the cytokine storm approaching.”

Mr. Carlos Giron, General Manager of Servicios Quirúrgicos Guatemala, commented, “We are proud to be the exclusive distributor of CytoSorb® in Guatemala, the largest country in Central America. Our passion is to help healthcare professionals save lives every day and strongly believe that CytoSorb will play an important role in treating a wide variety of life-threatening conditions by fighting cytokine storm and hyper-inflammation. At this precise moment, the need is to treat sepsis in patients with COVID-19, where the numbers of new cases and deaths have been rising rapidly. With CytoSorb now immediately available, our team is excited to begin selling the therapy through the official commercial launch and promotion of CytoSorb in the country through digital media and in person with demos, webinars, and scientific literature and case studies, among others.”

Mr. Carlos Florez, General Manager of Fresenius Medical Care Colombia, exclusive distributor for CytoSorb in the Intensive Care segment, stated, “In Colombia's intensive care units, hyper-inflammatory pathologies associated mainly with sepsis - such as septic shock, acute respiratory distress syndrome (ARDS), and acute kidney injury (AKI) - and trauma, are on the rise. This not only leads to increased mortality, but also negatively impacts health system economics because of the high cost of therapies and resources dedicated to save the lives of these patients. These diseases often require a multi-systemic approach and we are very optimistic that CytoSorb therapy can adjunctively help to address these conditions and decrease both ICU stay and mortality. In particular, in critically-ill COVID-19 patients with multi-organ failure, CytoSorb provides physicians with a new treatment option to help those suffering from cytokine storm.”

Dr. Christian Steiner, MD, Senior Vice President of Sales and Marketing at CytoSorbents stated, “We are proud and excited to work with such a strong network of professional partners. We believe this is essential to a successful commercial launch in Central and South America, where we have big plans. With our partners, we are also thankful that this expansion comes just in time to potentially help patients in the ongoing COVID-19 pandemic. As a leading treatment of cytokine storm across the world, CytoSorb is now immediately available in these countries to help treat complications such as respiratory failure, shock and other organ failure, with the goal of reducing fatal outcomes. These complications are often triggered by cytokine storm and are common to a wide variety of illnesses, including COVID-19.”

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in critical care immunotherapy, specializing in blood purification. Its flagship product, CytoSorb® is approved in the European Union with distribution in 65 countries around the world, as an extracorporeal cytokine adsorber designed to reduce the "cytokine storm" or "cytokine release syndrome" that could otherwise cause massive inflammation, organ failure and death in common critical illnesses. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® has been used in more than 88,000 human treatments to date. CytoSorb has received CE-Mark label expansions for the removal of bilirubin (liver disease), myoglobin (trauma) and both ticagrelor and rivaroxaban during cardiothoracic surgery. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in critically-ill COVID-19 patients with imminent or confirmed respiratory failure, in defined circumstances. CytoSorb has also been granted FDA Breakthrough Designation for the removal of ticagrelor in a cardiopulmonary bypass circuit during emergent and urgent cardiothoracic surgery.

CytoSorbents' purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of approximately $33 million from DARPA, the U.S. Army, the U.S. Department of Health and Human Services, the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), U.S. Special Operations Command (SOCOM), the U.S. Army, U.S. Special Operations Command (USSOCOM), the U.S. Air Force, Air Force Material Command (USAF/AFMC) and others. The Company has numerous products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and multiple applications pending, including CytoSorb-XL™, HemoDefend™, VetResQ™, K+ontrol™, ContrastSorb, DrugSorb, and others.  For more information, please visit the Company's websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release, including statements about COVID-19, our expected revenues as a result thereof, represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 5, 2020, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Cytosorbents Contact:

Amy Vogel

Investor Relations

(732) 398-5394

avogel@cytosorbents.com

Investor Relations Contact:

Jeremy Feffer

LifeSci Advisors

917-749-1494

jeremy@lifesciadvisors.com

U.S. Public Relations Contact:
Eric Kim

Rubenstein Public Relations
212-805-3052
ekim@rubensteinpr.com